UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GANNETT CO., INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GANNETT CO., INC.
7950 Jones Branch Drive, McLean, VA 22107-0150

SUPPLEMENT TO PROXY STATEMENT
For the Special Meeting of Stockholders to be Held on
February 26, 2021

This proxy statement supplement dated January 29, 2021 supplements the definitive proxy statement (the “Definitive Proxy Statement”) of Gannett Co., Inc. (the “Company,” “we,” or “our”) dated January 8, 2021 and made available to stockholders in connection with the special meeting of stockholders to be held on February 26, 2021 (the “Special Meeting”). Except as described below, this supplement does not modify, amend, supplement, or otherwise affect the Definitive Proxy Statement and should be read with the Definitive Proxy Statement.

Retention of Proxy Solicitor

Subsequent to filing the Definitive Proxy Statement for our Special Meeting, we retained MacKenzie Partners, Inc. to assist with soliciting proxies on our behalf for a fee of approximately $9,500, plus reasonable out of pocket expenses. We bear all proxy solicitation costs. If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.

Additional Information

Your vote is important and we hope you will vote as soon as possible. Telephone and Internet proxy submission are available through 11:59 p.m. Eastern Time on February 25, 2021. Whether you are a stockholder of record or a beneficial owner, you can submit a proxy for your shares by Internet at www.proxyvote.com. Stockholders of record can also submit a proxy for their shares by calling 1-800-690-6903. For telephone and Internet voting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

You can also submit your proxy by mail by completing, signing, dating the proxy card and voting instruction form, and returning it in the pre-paid enclosed envelope so that it is received prior to the Special Meeting. In addition, you may vote your shares of our common stock during the virtual-only Special Meeting. We encourage you to vote as soon as possible, even if you plan to attend the Special Meeting. Your vote is important and, if you hold shares in street name, your shares will not be voted by your bank or broker if you do not provide voting instructions. If you hold your shares through a bank or brokerage firm, the bank or brokerage firm may provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Our proxy materials include the Notice of the Special Meeting, the Proxy Statement, the proxy card, additional materials made available to stockholders on January 22, 2021, and this supplement. These proxy materials, other than the proxy card, which is available with the printed materials, can be accessed at http://materials.proxyvote.com/36472T.